RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS:**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS SUPPLEMENT DATED JUNE 23, 2020 AND THE ACCOMPANYING PROSPECTUS (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

T-Mobile US, Inc.

Incorporated under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of T-Mobile US, Inc.

Subscription Price: $103.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON JULY 27, 2020, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights ("rights") set forth above. Each whole right entitles the holder thereof to subscribe for and purchase 0.05 shares of common stock, with a par value of $0.00001 per share, of T-Mobile US, Inc., at a subscription price of $103.00 per share (the "basic subscription right"), pursuant to a rights offering (the "rights offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions for Use of T-Mobile US, Inc. Subscription Rights Certificate" accompanying this Subscription Rights Certificate. If any shares of common stock available for purchase in the rights offering are not purchased by other holders of rights pursuant to the exercise of their basic subscription right, any rights holder that exercises its basic subscription right in full may subscribe for additional shares of common stock pursuant to the terms and conditions of the rights offering, subject to proration, as described in the Prospectus (the "over-subscription right"). Over-subscription rights do not apply to the subscription rights (or the shares deliverable upon exercise thereof) that are being waived, are not exercised or are otherwise permitted to lapse, by certain shareholders of T-Mobile US, Inc. as described in the Prospectus. The rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each 0.05 share of common stock in accordance with the "Instructions for Use of T-Mobile US, Inc. Subscription Rights Certificate" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Dated: 26 June 2020

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.)
TRANSFER AGENT
AND REGISTRAR

By:

AUTHORIZED SIGNATURE

Executive Vice President and
Chief Financial Officer

Executive Vice President,
General Counsel and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

<u>If delivering by first class mail, hand delivery or overnight courier:</u>

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of common stock pursuant to your basic subscription right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares of common stock pursuant to your over-subscription right, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more shares of common stock than you are entitled under either the basic subscription right or the over-subscription right, you will be deemed to have elected to purchase the maximum number of shares of common stock for which you are entitled to subscribe under the basic subscription right or over-subscription right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares x $103.00 = $______________
(no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT:

If you have exercised your basic subscription right in full and wish to subscribe for additional shares of common stock for which you are otherwise entitled to subscribe pursuant to your over-subscription right:

I apply for ______________ shares x $103.00 = $______________
(no. of new shares) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE):

- ☐ Check payable to "American Stock Transfer & Trust Company, LLC as Subscription Agent."
- ☐ Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO T-Mobile US, Inc., with reference to the rights holder's name.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:

____

____

Social Security # ____

Signature(s): ____

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the shares of common stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

____

____

____

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this rights offering and I hereby irrevocably subscribe for the number of shares of common stock indicated above on the terms and conditions specified in the Prospectus.

Signature(s): ____

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed: ____
(Name of Bank or Firm)

By:____
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF T-MOBILE US, INC. CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. KING & CO., INC., THE INFORMATION AGENT, AT:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Shareholders (toll-free): (800) 829-6551
Banks and Brokers: (212) 269-5550
Email: TMUS@dfking.com